THIRD AMENDMENT TO
                          CORPORATE RESEARCH AGREEMENT



         This third Amendment to Corporate Research Agreement is entered into as of this 2nd day of April, 1998 by and between SUNPHARM CORPORATION, a corporation duly organized under the laws of Delaware and currently having its principal office at 4651 Salisbury Road, Suite 205, Jacksonville, Florida 32256 (hereinafter referred to as "Sponsor") and the UNIVERSITY OF FLORIDA RESEARCH FOUNDATION, INC., a not-for-profit corporation duly organized and existing under the laws of Florida and having its principal office at 223 Grinter Hall, University of Florida, Gainesville, Florida 32611-2037, U.S.A (hereinafter referred to as "UFRFI").

                                   WITNESSETH:

         WHEREAS, Sponsor and UFRFI have entered into a Corporate Research Agreement dated April 30, 1993 to be effective March 26, 1993, (the "Research Agreement"), which Research Agreement superseded in its entirety an earlier Corporate Research Agreement between the parties dated December 9, 1991;

         WHEREAS, Sponsor and UFRFI entered into a First Amendment to the Research Agreement as of May 16, 1994 and a Second Amendment to the Research Agreement on September 9, 1996 in order to extend the term of the period covered by such Research Agreement;

         WHEREAS, the parties desire to enter into this Third Amendment to the Research Agreement in order to extend the term thereof,

         NOW THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties hereto agree as follows:


         1. The definition of "Contract Period" contained in Section 2 of the Second Amendment to the Research Agreement is hereby deleted in its entirety and the following is inserted in place thereof:

                  "1.3 "Contract Period" will be December 9, 1991 through December31, 1998, during which time the UFRFI shall perform the Project Work; which period shall be extended on December 31 of each year on a thirty-six month basis without further action of the parties unless either party notified the other of its desire to terminate this Agreement on written notice to the other given at least twelve months in advance of the then-current period."

         2. Except as amended hereby, the Research Agreement shall be and remain in full force and effect.

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         3. This Third Amendment to Corporate Research Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which shall be taken together as one instrument.

         IN WITNESS WHEREOF, the parties have caused this Third Amendment to Corporate Research Agreement to be executed as of the date and year first above written.



                                    SPONSOR:

                                    SunPharm Corporation


                                    By:/s/ STEFAN BORG
                                       -------------------------------
                                           Stefan Borg,Preside



                                    UFRFI:

                                    University of Florida
                                    Research Foundation, Inc.


                                    By: /s/ T. WALSH
                                        ------------------------------
                                    Name:   Thomas E. Walsh
                                    Title:  Secretary


READ AND ACKNOWLEDGED

/s/ RAYMOND J. BERGERON
-------------------------------
    Raymond J. Bergeron